Exhibit 5.1

January 25, 2017

Board of Directors
Carolina Financial Corporation
288 Meeting Street

Charleston, South Carolina 29401

Re: Registration Statement on Form S-3 of Carolina Financial Corporation (No. 333-215312)

Dear Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement on Form S-3 (the “Registration Statement”), the preliminary prospectus supplement dated January 19, 2017 (the “Preliminary Prospectus”) and the prospectus supplement dated January 24, 2017 (together with the Preliminary Prospectus, the “Prospectus”). The Prospectus relates to the offering by Carolina Financial Corporation (the “Company”) of 1,571,429 shares, plus an additional 235,714 shares subject to the underwriters’ over-allotment option, which was exercised in full (the “Shares”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with its registered offering of the Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on August 31, 2015, and the Amendment to the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 11, 2016;
(b)	the Amended and Restated Bylaws of the Company adopted by the Board of Directors of the Company on May 3, 2016;
(c)	the Registration Statement, including the Prospectus;
(d)	a specimen certificate representing the Shares; and
(e)	certain resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company with respect to the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein.

The opinion letter which we render herein is limited to those matters governed by the laws of the State of Delaware as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as described in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the offer and sale of the Shares while the Registration Statement remains effective, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to your filing of this opinion with Commission as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP